Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is presented to illustrate the estimated effects of the acquisition by Oragenics, Inc. (the “Company” or “Oragenics”) of Noachis Terra Inc. (“Noachis Terra”) pursuant to a Stock Purchase Agreement, dated as of May 1, 2020, (the “Acquisition”) by and among the Company, and Mr. Joseph Hernandez, the sole shareholder of Noachis Terra (the “Seller”) (the “Stock Purchase Agreement”). Pursuant to the Stock Purchase Agreement, the Company acquired one hundred percent (100%) of the total issued and outstanding common stock of Noachis Terra. In exchange, the Seller received the following: (i) cash consideration equal to $1,925,000, of which approximately $500,000 has been applied to extinguish Noachis Terra’s pre-Transaction liabilities (a portion of which were due to the Seller); (ii) 9,200,000 restricted shares of the Company’s common stock, and (iii) warrants to purchase 9,200,000 shares of the Company’s common stock, which warrants carry an exercise price of $1.25 per share, a five-year term, and subject to additional exercise restrictions as defined in the Stock Purchase Agreement. In addition to the above consideration, the Seller is entitled to receive contingent consideration based upon the exercise of certain of the Company’s outstanding warrants, for so long as the warrants remain outstanding.

The following pro forma condensed combined balance sheet information as of March 31, 2020 is based upon and derived from the historical financial information of the Company and Noachis Terra and gives effect to the Acquisition as if such transaction had occurred on March 31, 2020. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2020 and for the year ended December 31, 2019 are also based upon and derived from the historical financial information of the Company and Noachis Terra and gives effect to the Acquisition as if it occurred on January 1, 2019. The historical financial information reflects adjustments that are (i) directly attributable to the Acquisition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, are expected to have a continuing impact on the results of operations. The pro forma adjustments are preliminary and are based upon available information and certain assumptions, as described in the accompanying notes to the unaudited pro forma condensed combined financial information, that the Company believes are reasonable under the circumstances and which are described in the accompanying notes to the unaudited pro forma condensed combined financial information. Actual results and valuations may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

The Acquisition will be accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) 805, Business Combinations, (“ASC 805”). Under ASC 805, assets acquired and liabilities assumed are generally recorded at their acquisition date fair value. The fair value of identifiable tangible and intangible assets acquired and liabilities assumed from the Acquisition are based on preliminary estimates of fair value utilizing currently available information. Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed is recognized as goodwill. Significant judgment is required in determining the estimated fair values of the net assets acquired, including in-process research and development intangible assets (“IPR&D”). Such a valuation requires estimates and assumptions including, but not limited to, estimating future cash flows and direct costs in addition to developing the appropriate discount rates and current market profit margins.

The unaudited pro forma condensed combined financial information has been prepared in accordance with SEC Regulation S-X Article 11 and is not necessarily indicative of the combined financial position or results of operations that would have been realized had the transactions been completed as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the Company will experience. In addition, the accompanying unaudited pro forma condensed combined statement of operations do not include any pro forma adjustments to reflect expected cost savings or restructuring actions which may be achievable or the impact of any non-recurring expenses and one-time transaction related costs that may be incurred as a result of the Acquisition.

The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the historical financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2019 and in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as well as the historical financial statements of Noachis Terra included in Exhibit 99.1 to the Company’s Form 8-K/A.

Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2020

		Noachis	Pro Forma		Pro Forma
	Oragenics(1)	Terra(2)	Adjustments	Note 3	Combined

Assets
Current assets:
Cash and cash equivalents	$14,372,105	$-	$(1,925,000)	(a)	$12,447,105
Prepaid expense and other current assets	328,674	-	-		328,674
Total current assets	14,700,779	-	(1,925,000)		12,775,779
Property and equipment, net	79,654	-	-		79,654
Operating lease right-of-use assets	781,674	-	-		781,674
Goodwill	-	-	3,651,617	(c)	3,651,617
Intangible assets	-	-	8,200,000	(c)	8,200,000
Total assets	$15,562,107	$-	$9,926,617		$25,488,724

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,786,671	$54,635	$(54,635)	(a)	$1,986,671
			200,000	(d)
Accounts payable to related party	-	191,456	(191,456)	(a)	-
Short-term notes payable	70,847	-	-		70,847
Operating lease liabilities	167,864	-	-		167,864
Contingent consideration	-	-	173,918	(a)	173,918
Total current liabilities	2,025,382	246,091	127,827		2,399,300

Long-term liabilities:
Operating lease liabilities	627,723	-	-		627,723
Deferred tax liabilities	-	-	1,722,000	(c)	1,722,000
Total long-term liabilities	627,723	-	1,722,000		2,349,723

Commitments and contingencies

Shareholders’ equity (deficit)
Preferred stock	7,174,854	-	-		7,174,854
Common Stock	46,125	100	9,200	(a)	55,325
			(100)	(b)
Additional paid-in capital	138,890,067	-	8,021,499	(a)	146,911,566
Accumulated deficit	(133,202,044)	(246,191)	246,191	(b)	(133,402,044)
			(200,000)	(d)
Total shareholders’ equity (deficit)	12,909,002	(246,091)	8,076,790		20,739,701
Total liabilities and shareholders’ equity (deficit)	$15,562,107	$-	$9,926,617		$25,488,724

(1) Derived from the Oragenics unaudited balance sheet as of March 31, 2020.

(2) Derived from the Noachis Terra audited balance sheet as of March 31, 2020.

See the accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Months Ended March 31, 2020

		Noachis	Pro Forma		Pro Forma
	Oragenics(1)	Terra(2)	Adjustments	Note 3	Combined

Operating expenses:
Research and development	$3,712,679	$41,739	$-		$3,754,418
General and administrative	1,519,083	204,452	-		1,723,535
Total operating expenses	5,231,762	246,191	-		5,477,953
Loss from operations	(5,231,762)	(246,191)	-		(5,477,953)
Other income (expense)
Interest income	44,515	-	-		44,515
Interest expense	(1,708)	-	-		(1,708)
Local business tax	(600)	-	-		(600)
Miscellaneous income	1,795	-	-		1,795
Total other income, net	44,002	-	-		44,002
Loss before income taxes	(5,187,760)	(246,191)	-		(5,433,951)
Income tax benefit	-	-	-		-
Net loss	$(5,187,760)	$(246,191)	$-		(5,433,951)

Net loss per share:
Basic and diluted	$(0.11)	$(24.62)	-		$(0.10)

Weighted average number of shares	46,124,803	10,000		(e)	55,324,803

(1) Derived from the Oragenics unaudited statement of operations for the three months ended March 31, 2020.

(2) Derived from the Noachis Terra audited statement of operations for the period from March 9, 2020 (inception) through March 31, 2020.

See the accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2019

		Noachis	Pro Forma		Pro Forma
	Oragenics(1)	Terra(2)	Adjustments	Note 3	Combined

Operating expenses:
Research and development	$12,120,318	$-	$-		$12,120,318
General and administrative	3,757,251	-	-		3,757,251
Total operating expenses	15,877,569	-	-		15,877,569
Loss from operations	(15,877,569)	-	-		(15,877,569)
Other income (expense)
Interest income	320,011	-	-		320,011
Interest expense	(7,300)	-	-		(7,300)
Local business tax	(1,601)	-	-		(1,601)
Miscellaneous income	456	-	-		456
Total other income, net	311,566	-	-		311,566
Loss before income taxes	(15,566,003)	-	-		(15,566,003)
Income tax benefit	-	-	-		-
Net loss	$(15,566,003)	$-	$-		(15,566,003)

Net loss per share:
Basic and diluted	$(0.37)	$-	-		$(0.30)

Weighted average number of shares	42,283,947	-	9,200,000	(e)	51,483,947

(1) Derived from the Oragenics unaudited statement of operations for the three months ended March 31, 2020.

(2) Noachis Terra was formed on March 9, 2020 and therefore historical information for the year ended December 31, 2019 is not applicable.

See the accompanying notes to the unaudited pro forma condensed combined financial statements.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Note 1—Description of Transaction and Basis of Presentation

Description of Transaction

On May 1, 2020, the Company completed its acquisition of Noachis Terra pursuant to the Stock Purchase Agreement. The Company acquired one hundred percent (100%) of the total issued and outstanding common stock of Noachis Terra for, (i) cash consideration equal to $1,925,000, (ii) 9,200,000 restricted shares of the Company’s common stock, and (iii) warrants to purchase 9,200,000 shares of the Company’s common stock. In addition the Seller is entitled to receive contingent consideration based upon the exercise of certain of the Company’s outstanding warrants.

Basis of Presentation

The unaudited pro forma condensed combined financial statements are based on the Company’s and Noachis Terra’s historical financial statements as adjusted to give effect to the Acquisition. The unaudited pro forma condensed combined balance sheet as of March 31, 2020 gives effect to the Acquisition as if it had occurred on March 31, 2020. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2020 and the year ended December 31, 2019 give effect to the Acquisition as if it had occurred on January 1, 2019, however, Noachis Terra was formed on March 9, 2020 and therefore historical information for the year ended December 31, 2019 is not applicable.

The historical financial information of the Company has been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are (i) directly attributable to the Acquisition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, are expected to have a continuing impact on the results of operations. The Acquisition will be accounted for as a business combination using the acquisition method of accounting under the provisions ASC 805. The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting, which requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. The adjustments to reflect the acquisition method of accounting are preliminary and are based upon available information and certain assumptions which management believes are reasonable under the circumstances.

Note 2—Preliminary consideration and purchase price allocation

The following table summarizes the components of the total estimated consideration:

Cash consideration(i)	$1,925,000

Number of Oragenics restricted shares issued	9,200,000
Multiplied by the fair value per share of Oragenics common stock(ii)	$0.5030
Common stock consideration	4,627,600

Number of Oragenics warrants issued	9,200,000
Multiplied by the fair value of Oragenics warrants(iii)	$0.3699
Estimated fair value of warrant consideration	3,403,099

Estimated fair value of contingent consideration(iv)	173,918
Total estimated consideration	$10,129,617

(i)	Represents the cash consideration, of which a portion was applied to extinguish Noachis Terra’s pre-acquisition liabilities.

(ii)	Represents the closing price of the Company’s common stock as reported on the NYSE on May 1, 2020.

(iii)	Represents the estimated fair value of warrants issued as consideration. The fair value was calculated under the Black-Scholes option pricing model, with the following assumptions: strike price of $1.25, risk free interest rate of 0.36%; expected volatility of 121%, effective life of 5.0 years and dividend yield of zero. The Company has preliminary determined the exercise features of these warrants would be afforded equity treatment.

(iv)	Represents the estimated fair value of contingent consideration. Pursuant to the terms of the Stock Purchase Agreement, the Seller is entitled to receive contingent consideration based upon the exercise of certain of the Company’s outstanding warrants as follows: (i) twenty percent (20%) of the cash proceeds received by the Company upon exercise of the Company’s warrants carrying an exercise price of $0.75 and $0.90 and (ii) forty-five percent (45%) of the cash proceeds received by the Company upon exercise of the Company’s warrants carrying an exercise price of $1.00, in each case, for so long as the warrants remain outstanding. The fair value of the contingent consideration was calculated based on the estimated present value of probable exercise of the outstanding warrants.

The preliminary purchase price is as follows:

Indefinite-lived intangible assets (IPR&D)	$8,200,000
Goodwill	3,651,617
Deferred income taxes	(1,722,000)
Net assets acquired	$10,129,617

The fair value estimates are preliminary as the valuations have not yet been finalized. The final total consideration and amounts allocated to the acquired assets and liabilities could differ materially from the preliminary amounts presented in these unaudited pro forma condensed combined financial statements. A decrease in the fair value of assets or an increase in the fair value of liabilities from the preliminary valuations presented would result in a dollar-for-dollar corresponding increase in the amount of goodwill that will result from the Acquisition.

Note 3—Pro forma adjustments

(a) Represents the estimated fair value of consideration transferred in the Acquisition and settlement of Noachis Terra’s outstanding liabilities.

	Cash and cash equivalents	Contingent consideration	Common stock, $0.001 par value	Additional paid-in capital

Cash consideration	$1,925,000	$-	$-	$-
Common stock consideration	-	-	9,200	4,618,400
Estimated fair value of warrant consideration	-	-	-	3,403,099
Estimated fair value of contingent consideration	-	173,918	-	-
Total estimated consideration	$1,925,000	$173,918	$9,200	$8,021,499

As of March 31, 2020, Noachis Terra’s outstanding liabilities to be settled with the proceeds from the consideration transferred was $246,091.

(b) Represents the elimination of Noachis Terra’s historical common stock and accumulated deficit.

(c) Represents the preliminary purchase price allocation of the Acquisition, based on the estimated fair values of the acquired assets.

Indefinite-lived intangible assets (IPR&D): IPR&D represents incomplete research and development projects at Noachis Terra. Management estimated that $8.2 million of the acquisition consideration represents the fair value of acquired IPR&D. The fair value of IPR&D was determined using the income approach that took into consideration information and certain program-related documents and forecasts prepared by management. The fair value of IPR&D will be capitalized as of the acquisition date and subsequently accounted for as an indefinite-lived intangible asset until completion or abandonment of the associated research and development efforts. Accordingly, during the development period after the completion of the acquisition, these assets will not be amortized into earnings; instead, these assets will be subject to periodic impairment testing. Upon successful completion of the development process for an acquired IPR&D project, determination as to the useful life of the asset will be made. The asset would then be considered a finite-lived intangible asset and amortization of the asset into earnings would begin over the estimated useful life of the asset.

Goodwill: Goodwill represents the excess of the preliminary estimated acquisition consideration over the preliminary fair value of the underlying net tangible and intangible assets. Goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. In the event management determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of the impairment during the period in which the determination is made.

Deferred tax liabilities: Deferred tax assets and liabilities arise from acquisition accounting adjustments where book values of certain assets and liabilities differ from their tax bases. The deferred tax liability represents the estimated deferred tax liability associated with the fair value of intangible assets using an estimated federal and state statutory rate of 21%.

(d) Represents $200,000 of estimated acquisition-related costs for the Company. Such costs have not been reflected in the pro forma statements of operations as they are nonrecurring.

(e) Represents the increase in the weighted average shares outstanding due to the issuance of 9,200,000 shares common stock in connection with the Acquisition.

	Three Months ended March 31, 2020	Year ended December 31, 2019
Historical Oragenics—Basic and diluted weighted average number of shares	46,124,803	42,283,947
Shares issued in Acquisition	9,200,000	9,200,000
Pro forma—Basic and diluted weighted average number of shares	55,324,803	51,483,947